EXHIBIT 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS INCREASE IN ADJUSTED EBITDA AND ANNOUNCES SECOND QUARTER RESULTS

CHESTER, WV — August 9, 2010 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the second quarter and six months ended June 30, 2010.  Current and prior-year results reflect the presentation of Running Aces Harness Park, Jackson Harness Raceway, the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables (including Reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Non-GAAP Adjusted EBITDA).

For the second quarter of 2010, the Company’s net revenues from continuing operations were $111.6 million, a decline of 8% from $121.1 million in the same period of 2009.  Adjusted EBITDA from continuing operations (before $1.0 million of project-opening costs related to the implementation of table games at Presque Isle Downs & Casino) was $21.0 million compared to Adjusted EBITDA from continuing operations of $19.9 million in the second quarter of 2009, an increase of 6%.  The Company reported a net loss for the quarter of $0.5 million, or $0.02 per diluted share, which included incremental interest expense and financing costs amortization of $3.6 million, or $0.08 per diluted share, that were incurred primarily on the Company’s $260 million 12.625% senior notes which were issued in the third quarter of 2009.  In the same period last year, the Company reported net income of $0.4 million, or $0.01 per diluted share, which included a loss of $0.6 million, or $0.02 per diluted share, from discontinued operations.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 14% to $61.9 million in the second quarter of 2010 compared to $72.2 million in the second quarter of 2009.  Table gaming at Mountaineer generated $12.0 million of revenues compared to $12.2 million in the prior-year period, while revenues from slots were $42.8 million, compared to revenues of $52.3 million in the same quarter of 2009.  The decrease in slot revenue is primarily attributable to competitive pressures and weak economic conditions.  The property generated Adjusted EBITDA of $14.1 million versus $12.3 million in the comparable quarter of 2009, primarily due to marketing and promotion operational efficiencies compared to the prior-year period as a result of the implementation of promotional credits.  Adjusted EBITDA margin at Mountaineer was 22.7% compared to 17.1% in the prior-year quarter.

Net revenues at Presque Isle Downs & Casino increased 2% to $48.6 million during the second quarter of 2010 compared to $47.8 million during the same period of 2009. The property generated Adjusted EBITDA (before $1.0 million of project-opening costs related to the implementation of table games) of $10.0 million compared to $10.2 million in the prior-year quarter of 2009 in part due to an increase of $0.3 million in real estate taxes and $0.5 million in marketing promotions.

“We continued to face difficult challenges during the quarter, as not only did the economy show few signs of recovery as evidenced by continued high unemployment rates, we continued to be impacted by competitive pressures in one of our larger feeder markets with the expansion of slot gaming positions by 35% compared to a year ago,” said Robert Griffin, President and Chief Executive Officer of MTR Gaming Group. “In addition, we experienced disruption at Presque Isle Downs resulting from the construction to expand its gaming area to accommodate table games.  Given these challenges, the fact that the Company’s Adjusted EBITDA increased is a testament to our employees and management.  Looking ahead, we are pleased to see the Ohio Lottery Commission move forward with Ohio Governor Strickland’s plan to add video lottery terminals at Ohio’s racetracks, which will allow for slots to be placed at Scioto Downs without further legislative action.”

For the first half of 2010, MTR’s total net revenues decreased 9% to $211.0 million from $230.8 million in the first half of 2009.  Adjusted EBITDA from continuing operations declined 4% to $37.8 million (before $1.1 million of project-opening costs) from $39.4 million in the same period last year.  The 2010 year-to-date net loss was $3.8 million, or $0.14 per diluted share, which included incremental interest expense and financing costs amortization of $7.2 million, or $0.17 per diluted share, that were incurred as a result of our senior notes which were issued in the third quarter of 2009, and a loss of $0.2 million, or $0.01 per diluted share, from discontinued operations.  In the same period last year, the Company reported net income of $1.1 million, or $0.04 per diluted share, which included a loss of $1.3 million, or $0.05 per diluted share, from discontinued operations.

Balance Sheet and Liquidity

As of June 30, 2010, MTR had $48.6 million in cash and cash equivalents — after paying a $16.5 million fee to the Commonwealth of Pennsylvania for Presque Isle Downs’ table games license — and $389.1 million in total debt, net of discounts.

Subsequent Events

On July 8, 2010, Presque Isle Downs & Casino officially commenced table gaming operations.  Mr. Griffin added, “We are pleased about the opening of table games and we believe it will be a driver of growth in our existing markets over the next year.”

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, loss on debt modification and extinguishment, equity in loss of unconsolidated joint venture and loss on asset impairment.  Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA as the primary measure of the Company’s operating performance and as a component in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments, which can be significant. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Adjusted EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments later today at 10:00 AM EDT.   Interested parties may participate in the call by dialing (877) 407-4018.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #354103).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our gaming operations at Mountaineer and Presque Isle Downs, including the success and growth of table gaming at Presque Isle Downs and Mountaineer. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer and Presque Isle Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio which was approved on November 3, 2009 by referendum, the implementation of video lottery terminals at racetracks in Ohio, and the implementation of table gaming in Pennsylvania), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, the realization of the expected benefits of non-taxable promotional credits at Mountaineer, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to comply with the covenants of our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

David R. Hughes

Corporate Executive VP and Chief Financial Officer

(724) 933-8122

dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Revenues:
Gaming	$99,732	$108,930	$191,591	$209,496
Pari-mutuel commissions	3,634	4,126	4,947	6,091
Food, beverage and lodging	8,514	8,493	15,487	16,103
Other	2,256	2,569	3,865	4,265
Total revenues	114,136	124,118	215,890	235,955
Less promotional allowances	(2,514)	(2,986)	(4,909)	(5,123)
Net revenues	111,622	121,132	210,981	230,832

Operating expenses:
Expenses of operating departments:
Gaming	62,167	68,599	119,607	131,381
Pari-mutuel commissions	3,488	3,835	5,288	6,120
Food, beverage and lodging	6,135	6,155	11,583	11,887
Other	1,740	1,807	3,131	3,196
Marketing and promotions	3,514	6,503	6,399	10,948
General and administrative	13,547	14,318	27,219	27,932
Project-opening costs	1,023	—	1,098	—
Depreciation	7,073	7,314	14,365	14,588
Loss on the sale or disposal of property	57	130	123	138
Total operating expenses	98,744	108,661	188,813	206,190

Operating income	12,878	12,471	22,168	24,642

Other income (expense):
Interest income	8	—	12	439
Interest expense	(13,528)	(9,956)	(27,070)	(19,880)

(Loss) income from continuing operations before income taxes	(642)	2,515	(4,890)	5,201
Benefit (provision) for income taxes	132	(1,598)	1,243	(2,782)

(Loss) income from continuing operations	(510)	917	(3,647)	2,419

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	(10)	(660)	(229)	(2,002)
Benefit for income taxes	3	92	80	681
Loss from discontinued operations before non-controlling interest	(7)	(568)	(149)	(1,321)
Non-controlling interest	—	3	(1)	6
Loss from discontinued operations	(7)	(565)	(150)	(1,315)

Net (loss) income	$(517)	$352	$(3,797)	$1,104

Net (loss) income per share - basic:
(Loss) income from continuing operations	$(0.02)	$0.03	$(0.13)	$0.09
Loss from discontinued operations	—	(0.02)	(0.01)	(0.05)
Net (loss) income	$(0.02)	$0.01	$(0.14)	$0.04

Net (loss) income per share - diluted:
(Loss) income from continuing operations	$(0.02)	$0.03	$(0.13)	$0.09
Loss from discontinued operations	—	(0.02)	(0.01)	(0.05)
Net (loss) income	$(0.02)	$0.01	$(0.14)	$0.04

Weighted average number of shares outstanding:
Basic	27,475,260	27,475,260	27,475,260	27,475,260
Diluted	27,475,260	27,475,260	27,475,260	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Net revenues from continuing operations:
Mountaineer Casino, Racetrack & Resort	$61,916	$72,221	$120,496	$138,834
Presque Isle Downs & Casino	48,614	47,834	89,235	90,812
Scioto Downs	1,070	1,068	1,153	1,177
Corporate	22	9	97	9
Consolidated net revenues from continuing operations	$111,622	$121,132	$210,981	$230,832

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$14,078	$12,343	$26,167	$24,817
Presque Isle Downs & Casino	9,001	10,154	16,865	19,110
Scioto Downs	(295)	(320)	(792)	(832)
Corporate	(2,776)	(2,262)	(5,584)	(3,727)
Consolidated Adjusted EBITDA from continuing operations	$20,008	$19,915	$36,656	$39,368

Adjusted EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(5)	(201)	(233)	(660)
Ramada Inn and Speedway Casino	—	6	—	43
Jackson Racing / Jackson Harness Raceway	—	(92)	11	(165)
MTR-Harness / Running Aces Harness Park	(3)	(117)	(5)	(210)
Consolidated Adjusted EBITDA	$20,000	$19,511	$36,429	$38,376

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$7,987	$2,365	$14,202	$6,096
Interest expense, net of interest income	47	2,224	101	4,466
Provision for income taxes	2,670	4,053	4,882	6,985
Depreciation	3,334	3,591	6,852	7,177
Loss on the sale or disposal of property	40	110	130	93
Adjusted EBITDA from continuing operations	$14,078	$12,343	$26,167	$24,817

Presque Isle Downs & Casino:
Income from continuing operations	$4,132	$2,450	$7,267	$5,587
Interest (income) expense, net	(57)	253	15	122
Provision for income taxes	1,381	3,937	2,497	6,402
Depreciation	3,528	3,514	7,093	6,999
Loss (gain) on the sale or disposal of property	17	—	(7)	—
Adjusted EBITDA from continuing operations	$9,001	$10,154	$16,865	$19,110

Scioto Downs:
Loss from continuing operations	$(388)	$(188)	$(915)	$(599)
Interest expense, net of interest income	19	26	37	48
Benefit for income taxes	(126)	(362)	(314)	(686)
Depreciation	200	204	400	405
Adjusted EBITDA from continuing operations	$(295)	$(320)	$(792)	$(832)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(12,241)	$(3,710)	$(24,201)	$(8,665)
Interest expense, net of interest income	13,511	7,453	26,905	14,805
Benefit for income taxes	(4,057)	(6,030)	(8,308)	(9,919)
Depreciation	11	5	20	7
Loss on the sale or disposal of property	—	20	—	45
Adjusted EBITDA from continuing operations	$(2,776)	$(2,262)	$(5,584)	$(3,727)

Consolidated:
(Loss) income from continuing operations	$(510)	$917	$(3,647)	$2,419
Interest expense, net of interest income	13,520	9,956	27,058	19,441
(Benefit) provision for income taxes	(132)	1,598	(1,243)	2,782
Depreciation	7,073	7,314	14,365	14,588
Loss on the sale or disposal of property	57	130	123	138
Adjusted EBITDA from continuing operations	$20,008	$19,915	$36,656	$39,368

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(4)	$(178)	$(152)	$(435)
Benefit for income taxes	(1)	(23)	(81)	(225)
Adjusted EBITDA from discontinued operations	$(5)	$(201)	$(233)	$(660)

Ramada Inn and Speedway Casino:
Income from discontinued operations	$—	$8	$—	$30
Interest expense (income)	—	1	—	(1)
(Benefit) provision for income taxes	—	(3)	—	14
Adjusted EBITDA from discontinued operations	$—	$6	$—	$43

Jackson Racing / Jackson Harness Raceway:
(Loss) income from discontinued operations	$—	$(68)	$7	$(109)
(Benefit) provision for income taxes, net of non-controlling interest	—	(24)	4	(56)
Adjusted EBITDA from discontinued operations	$—	$(92)	$11	$(165)

MTR-Harness / Running Aces Harness Park:
Loss from discontinued operations	$(3)	$(327)	$(5)	$(801)
Interest expense	2	2	3	5
Benefit for income taxes	(2)	(42)	(3)	(414)
Equity in loss of North Metro Harness Initiative, LLC	—	250	—	1,000
Adjusted EBITDA from discontinued operations	$(3)	$(117)	$(5)	$(210)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30	December 31
	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$48,587	$44,755
Restricted cash	1,040	483
Accounts receivable, net of allowance for doubtful accounts of $303 in 2010 and $458 in 2009	3,335	2,641
Inventories	3,672	3,794
Deferred financing costs	3,979	3,606
Prepaid income taxes	632	8,663
Deferred income taxes	139	37
Prepaid expenses and other current assets	6,256	8,181
Total current assets	67,640	72,160

Property and equipment, net	325,921	332,351
Goodwill	494	494
Other intangibles	85,529	69,021
Deferred financing costs, net of current portion	9,949	10,616
Deposits and other	2,861	4,632
Non-operating real property	12,215	13,554
Assets of discontinued operations	185	185
Total assets	$504,794	$503,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,054	$2,150
Accounts payable - gaming taxes and assessments	3,309	7,030
Accrued payroll and payroll taxes	4,372	3,373
Accrued interest	16,736	14,247
Other accrued liabilities	9,402	11,641
Construction project and equipment liabilities	2,337	583
Current portion of long-term debt and capital lease obligations	2,913	6,618
Liabilities of discontinued operations	216	237
Total current liabilities	41,339	45,879

Long-term debt and capital lease obligations, net of current portion	386,175	375,885
Deferred income taxes	7,849	7,976
Total liabilities	435,363	429,740

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	61,836	61,882
Retained earnings	7,678	11,475
Accumulated other comprehensive loss	(300)	(300)
Total stockholders’ equity of MTR Gaming Group, Inc.	69,214	73,057
Non-controlling interest of discontinued operations	217	216
Total stockholders’ equity	69,431	73,273
Total liabilities and stockholders’ equity	$504,794	$503,013